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                                                                    Exhibit 99.2

                               FIRST AMENDMENT TO
                      THE PRUDENTIAL EMPLOYEE SAVINGS PLAN
               (As amended and restated effective January 1, 2001)

    Providing for the Merger into the Plan of the WMF Plan and the PRERS Plan

Purpose and Background

A. The Prudential Employee Savings Plan (the "Plan") was last restated effective as of January 1, 2001;

B. Pursuant to Section 17.01(a)(2) of the Plan, the Compensation Committee of The Prudential Insurance Company of America ("Prudential") has authority to amend the Plan;

C. On May 9, 2000, the Compensation Committee authorized the Executive Vice President of Human Resources of Prudential, or his or her delegate (the "EVP"), to amend the Plan to implement changes related to certain business acquisitions and divestitures (the "Delegation");

D. Pursuant to Section 17.01(a)(3) of the Plan, the EVP has certain authority to amend the Plan;

E. The EVP has determined that the following amendment is within the scope of authority granted to the EVP pursuant to such Delegation or the Plan; and

F. Prudential desires to merge into the Plan two other plans that were previously frozen, and whose participants currently are eligible to participate in the Plan.

     NOW, THEREFORE, the Plan is hereby amended, effective as of the date hereof, as follows:

1.   Section 13 of Appendix B is amended, to read as follows:

     13. The WMF Group, Inc. Transaction
         -------------------------------

         (a) As of May 10, 2000, affiliates of Prudential entered into an agreement and plan of merger (the "WMF Agreement") relating to the intended acquisition of The WMF Group, Ltd. ("WMF") and its affiliates, which merger closed on June 23, 2000. WMF is now known as Prudential Mortgage Capital Holdings Corporation ("PMCHC"). Pursuant to the WMF Agreement, and effective as of January 1, 2001, the employees of PMCHC and of its following affiliates:

          Prudential Carbon Mesa, Inc.
          Prudential Multifamily Mortgage, Inc.
          Prudential Huntoon Paige Associates

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         (the "PMCHC Affiliates") as of the close of business on June 22, 2000 or any time thereafter shall have their prior service with PMCHC and the PMCHC Affiliates treated as service with the Employer only for purposes of determining eligibility to participate in the Plan and vesting in benefits under the Plan, notwithstanding any other provision of the Plan to the contrary.

                  (b) Amounts credited to the accounts of participants in The WMF Group, Ltd. 401(k) Plan (the "WMF Plan") shall be transferred to the Plan as soon as administratively practicable after December 1, 2001 ("WMF Transferred Amounts").

                  (c) WMF Transferred Amounts shall be subject to the following procedures:
                                    (1) Allocating and Accounting for WMF
                                        ---------------------------------
                           Transferred Amounts: The portion of the WMF
                           --------------------
                           Transferred Amounts representing a Participant's before-tax contributions (plus earnings thereon) shall be allocated to the Participant's Before-Tax Contribution Account; rollover contributions (plus earnings thereon) shall be allocated to the Participant's Rollover Account; and the remaining portion, if any, shall be allocated to the Participant's Pre-2001 Company Matching Contribution Account.

                                    (2) Vesting in WMF Transferred Amounts:
                                        -----------------------------------
                           A Participant shall be 100% vested in his or her WMF Transferred Amounts.

                                    (3) In-Service Withdrawal of WMF Transferred
                                        ----------------------------------------
                           Amounts: The requirements of Article X shall govern
                           --------
                           the withdrawal of WMF Transferred Amounts in the same manner as if such amounts were originally contributed to the Plan, except that the $300 minimum under
                           Section 10.01 does not apply.

                                    (4) Distribution of WMF Transferred Amounts:
                                        ----------------------------------------
                           The requirements of Articles VIII and IX shall govern the distribution of WMF Transferred Amounts in the same manner as if such amounts were originally contributed to this Plan, except that if the Participant elects to have benefits commence in the form of installments before the earlier of (i) 90 days after the Participant has been furnished a summary that reflects the elimination from the Plan of the option described in this paragraph (4), or
                           (ii) January 1, 2003, such Participant may further elect to accelerate the installment payments at any time.

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                   (5) Minimum Required Distributions: A Participant, other than
                       -------------------------------
                  a 5% owner (as defined in Code Section 416(i)(1)(B)) of Prudential, who has attained age 70 1/2 prior to January 1, 1999 and who continues in employment with the Affiliate and is subject to the mandatory distribution requirements of Code
                  Section 401(a)(9), may elect to (i) stop receiving distributions until a date no later than the April 1 of the calendar year following the Participant's retirement, or (ii) defer commencement of distributions until such date.

2. New Section 14 of Appendix B is added to the end thereof, to read as follows:

         14.      The PRERS Plan Merger
                  ---------------------

                  (a) Amounts credited to the accounts of participants in the Prudential Relocation Savings and Partnership Plan ( the "PRERS Plan") shall be transferred to the Plan as soon as administratively practicable after December 1, 2001 ("PRERS Transferred Amounts").

                  (b) PRERS Transferred Amounts shall be subject to the following procedures:
                           (1) Allocating and Accounting for PRERS Transferred
                               -----------------------------------------------
         Amounts: The portion of the PRERS Transferred Amounts representing a Participant's before-tax contributions (plus earnings thereon) shall be allocated to the Participant's Before-Tax Contribution Account; rollover contributions (plus earnings thereon) shall be allocated to the Participant's Rollover Account; and the remaining portion, if any, shall be allocated to the Participant's Post-2000 Company Matching Contribution Account.

                           (2) Vesting in PRERS Transferred Amounts:
                               -------------------------------------
         A Participant shall be 100% vested in his or her PRERS Transferred Amounts.

                           (3) In-Service Withdrawal of PRERS Transferred
                               ------------------------------------------
         Amounts: The requirements of Article X shall govern the withdrawal of
         --------
         PRERS Transferred Amounts in the same manner as if such amounts were originally contributed to the Plan, except that the $300 minimum under
         Section 10.01 does not apply to distribution of PRERS Transferred Amounts attributable to rollover contributions or non-matched elective deferrals.

                           (4) Minimum Required Distributions: A Participant,
                               -------------------------------
         other than a 5% owner (as defined in Code Section 416(i)(1)(B)) of Prudential, who has attained age 70 1/2 prior to January 1, 1997 and is subject to the mandatory distribution requirements of Code Section 401(a)(9), may elect to stop receiving distributions until retirement. Also, any election by a participant who attained age 70 1/2 in 1997 or 1998 to defer commencement of such distributions until retirement under the PRERS Plan shall continue to apply under the Plan.

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         IN WITNESS WHEREOF, the undersigned hereby executes this First
Amendment to the Plan this 29th day of November, 2001.



                                    ----------------------------------------
                                    Michele S. Darling,
                                    Executive Vice President of Human Resources

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